UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	20-4947667
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1502 17th Street SE
Pipestone, MN	56164
(Address of principal executive offices)	(Zip code)

507.777.4310
(Registrant’s telephone number including area code)

996 190th Avenue
Woodstock, MN 56186
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Forward-Looking Statements

This report includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Juhl Wind’s current expectations about its future results, performance, prospects and opportunities. Juhl Wind has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Juhl Wind and are subject to a number of risks, uncertainties and other factors that could cause Juhl Wind’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements and specifically those statements referring to the projects mentioned herein.  New projects are subject to large, third party risks that may not be in control of Juhl Wind including the timing of funding and actual construction. Revenue estimates for all wind farms owned and operated by Juhl Wind Inc. are subject to variations due to turbine availability, actual wind available on an annual basis and other operating risks outlined in company filings.  These risks are described from time to time in Juhl Wind’s SEC filings; and such factors as incorporated by reference.

Introduction

On January 4, 2012, Juhl Wind, Inc. (the “Company”) filed a Current Report on Form 8-K describing, in Item 1.01 thereof, the Company’s entry into four material definitive agreements on November 29, 2011.  This Amendment No. 1 to the Current Report on Form 8-K is being filed to add Item 2.01, Item 2.03 and Item 9.01, specifically with respect to the significant acquisition of Valley View Transmission, LLC, because of financial information identified during the first quarter of 2012 in our post-closing review of the transaction.

Item 1.01                       Entry into a Material Definitive Agreement

Introduction and Background

As disclosed in previous filings with the U.S. Securities and Exchange Commission (the “Commission”), the Valley View wind farm project is a 10MW wind-powered electric generating facility in Murray County, Minnesota (the “Valley View Project”) developed by Juhl Wind and its affiliates (“Juhl Wind”).  The Valley View Project achieved commercial operation in November 2011 and recently completed debt and equity financing arrangements in conjunction with the commencement of its commercial operations.   Valley View Transmission, LLC (“Valley View Transmission”) is the owner and operator of the Valley View Project.  The ownership structure within Valley View Transmission includes limited liability company entities for which Juhl Wind and its subsidiary, Juhl Renewable Assets, Inc., (formerly known as Juhl Wind Asset Investment, Inc.) (“Juhl Renewable Assets”), possess ownership interests, rights and obligations that we believe are material to Juhl Wind.

Pursuant to the $13 million financing agreement Valley View Transmission signed in March 2011, certain events were required by Banco Sabadell, S.A., as agent for the project lenders to trigger conversion from construction loan financing to term loan financing, including the commercial operation of the Valley View Project.  Juhl Wind facilitated the raise of additional equity capital for the Valley View Project in its role as project developer.   The raise was required for the closing of the term loan conversion financing for Valley View Transmission.

The ownership in Valley View Transmission, the project owner and operator, consists of a 99% ownership in the financial rights and 49% of governing rights by Valley View Wind Investors, LLC (“Valley View Wind Investors”).   Valley View Wind Investors, in turn is owned by Juhl Valley View, LLC (“Juhl Valley View”), (90% interest) and Gamesa Energy USA, LLC (“Gamesa Energy”), (10% interest).  The investor members in Juhl Valley View include Juhl Renewable Assets as set forth below.

Finally, in order to secure the required capital to enable the term conversion to occur, Juhl Wind also agreed to guarantee certain payments to investors in the event that Juhl Valley View fails to make payments to investors as required by the terms of their investments and has the ability to acquire additional equity in the project from certain investors, as set forth below.

Geo Investors Guaranty Agreements

A Guaranty Agreement, dated as of November 30, 2011, was entered into by Juhl Wind (as the “Guarantor”), for the benefit of Geo Investors Renewable Infrastructure Fund, LP, a Delaware limited partnership (“Geo Investors”).  To facilitate an investment by Geo Investors in Juhl Valley View, Juhl Wind provides certain guarantees as set forth below:

•
Juhl Wind, guarantees, as primary obligor and not merely as surety, the timely payment of any and all guaranteed payments required to be paid to Geo Investors under the Juhl Valley View Operating Agreement as and when due.  The payments due to Geo Investors amount to a 12% return on its investment.

•
Juhl Wind, guarantees, as primary obligor and not merely as surety, the timely payment of any and all amounts payable upon exercise of a put right by Geo Investors; provided, however, that Juhl Wind shall have up to six months from the date that Juhl Valley View fails to pay the purchase price for the Put Right (“Put Right Payment”) to make such Put Right Payment, and should Juhl Wind fail to make the Put Right Payment within such six month period, the principal amount owed by Juhl Wind to Geo Investors shall be increased by an additional 10%.

•	Any payment on any of the foregoing guarantee items would create an obligation for repayment of such advanced amount by Juhl Valley View.

Guarantee to Pearl Nicholas Trust

In connection with certain subscription for membership units of Juhl Valley View, dated November 29, 2011, by and between  Juhl Valley View and the Pearl Nicholas Trust (the “Purchaser”), Juhl Valley View agreed, with respect to Purchaser’s option (“Put Right”) to require Juhl Valley View to purchase all or any of its units in Juhl Valley View then held by the Purchaser for a price in cash equal to the present value of the (i) estimate future distributions to be made to Purchaser net of (ii) estimated future income allocations for which no distributions are projected to be made (“Put Right Purchase Amount”).  If Juhl Valley View fails to pay in full the Put Right Purchase Amount in cash on the due date, Juhl Valley View shall issue a promissory note with a maturity date not exceeding 36 months and pay interest thereon.

Further, Juhl Renewable Assets guarantees in a letter agreement, dated as of November 29, 2011, as primary obligor and not merely as surety, the timely payment to the Purchaser of any and all amounts payable by Juhl Valley View to the Purchaser pursuant to the terms of the Juhl Valley View Letter Agreement or promissory note issued by Juhl Valley View pursuant thereto.

Any payment on such guarantee would create an obligation for repayment of such advanced amount by Juhl Valley View.

Juhl Renewable Assets Investment in Juhl Valley View

On November 29, 2011, Juhl Renewable Assets entered into two subscription agreements, whereby it purchased units of membership interests of Juhl Valley View for a total of approximately $1.851 million (1,350,001 Common Membership Units and 500,000 Class B Preferred Membership Interests).  As a result of the investment purchases, Juhl Renewable Assets has a 36.6% voting interest in Juhl Valley View, and has an additional 13.9% voting power through a voting trust arrangement with three other investors.    Pursuant to such Subscription Agreement, Juhl Valley View agreed to invest all subscription amounts received as part of the Offering (as defined therein) into Valley View Wind Investors, which owns 99% financial rights and 49% governing rights of Valley View Transmission.

Termination of Gamesa Energy $1.8 million guarantee and Gamesa Energy Put Right

In March 2011, as disclosed in previous filings with the Commission, Juhl Wind had guaranteed the payment obligations of Valley View Transmission to Gamesa Energy under a Turbine Supply Agreement between such parties.   The maximum liability was $1,800,000 if warranty obligations survive five year term as described in such Turbine Supply Agreement, or $1,275,000 if warranty obligations are not extended for such five year period, as set forth in such Turbine Supply Agreement.

The payments required under the Turbine Supply Agreement have now been met in connection with the equity raise as described in the introduction hereinabove, and such Juhl Wind guaranty in favor of Gamesa Energy has been terminated.

At any time until two (2) years after the Valley View Project achieves commercial operation  (which such two-year date is November 2013), Gamesa Energy shall have the option (the “Put”) to require Juhl Wind to purchase all, but not less than all, of the membership interests held by Gamesa Energy to Juhl Wind. The Put may be exercised, if at all, by Gamesa Energy giving written notice to Juhl Wind (the “Put Notice”), which notice shall provide for a closing (the “Put Closing”) on the later of the second anniversary of commercial operation or one hundred eighty (180) days after the delivery of the Put Notice.  The purchase price for the membership interests of Gamesa Energy shall be equal to the aggregate capital contributions of Gamesa Energy plus interest at the rate of twelve percent (12%) per annum on the balance from time to time of the capital account of Gamesa Energy, less any distributions of cash to Gamesa Energy previously paid under this Operating Agreement for Valley View Wind Investors, effective February 16, 2011.

Item 2.01                       Completion of Acquisition or Disposition of Assets

The Investment Transaction

All definitions set forth in Item 1.01 Introduction and Background are incorporated into reference for Item 2.01.

Valley View Transmission, LLC
In February 2011 and November 2011, the Company made investments into the Valley View Transmission. In addition, outside investors also invested into this entity during November 2011 (November 2011 Transaction).  We determined, based on the terms of the November 2011 transaction, that the Company was the primary beneficiary of this variable interest entity (“VIE”).

Pre-November 2011 Transaction.   The Company entered into a Development and Construction Services Agreement with Valley View Transmission which was formed to own the Valley View Project.  Under this agreement, the Company contracted with the existing owners of the wind farm project for the development, design, construction, installation, and construction period financing of the project’s balance of plant.  The Company began construction of the wind farm in fourth quarter 2010 for the expected $4.2 million balance of plant construction cost of the project, of which $3.9 million was completed to-date at December 31, 2010.  The Company’s primary subcontractor has also agreed to assist the Company in its financing by deferring payment of its services through the acceptance of a promissory note until permanent financing is placed on the project but no more than year from mechanical completion of the project.  In March 2011, the Company converted approximately $480,000 of its receivables into a 48% equity ownership, and simultaneously the turbine supplier became approximately a 52% majority controlling interest in this limited liability company.   In March 2011, the construction loan and bridge loan financing was completed and the turbine supplier formally agreed to provide a guarantee of the $10 million construction loan portion of the financing.   Based on these circumstances, the Company is not considered the primary beneficiary for this VIE.  In making a determination of whether the Company is the primary beneficiary in this VIE for purposes of the consolidated financial statements,  the Company notes that it did not have any power (explicit or implicit) to direct the activities of Valley View Transmission that most significantly impact the economic performance of the project entity.  The Company, or any employee or owner of the Company, was also not acting as management for Valley View Transmission.  Valley View Transmission had rights and power to terminate the agreement with the Company at any time. At no time during the design or setup of Valley View Transmission was the Company expected to be, or desired to be, in a position of control.

November 2011 Transaction.     On November 29, 2011 (just prior to the declaration of the Valley View Project commercial operation date),   the Company (through its subsidiary, Juhl Renewable Assets)  and other outside investors invested $1,372,430 and $3,200,000, respectively, to purchase an 80.4% interest in the Valley View Transmission.  Previously, the Company owned had an equity investment in this project. As a result of the November 2011 Transaction and previous ownership, the Company has a 32.6% voting interest in Valley View Transmission, and has an additional 13.9% voting power through a voting trust arrangement with three other investors.    The Company currently acts as the managing agent for Valley View Transmission, and our CEO is also on the Board of Governors of Valley View. In addition, the Company agreed to guarantee certain payments to investors in order to secure the required equity capital and to enable the term loan conversion by the lender.  Based upon the new ownership structure that has occurred upon project completion, we determined that Valley View Transmission is a VIE that requires consolidation as a result of the Company’s power to direct the activities of the entity.

Accordingly, the operating results for Valley View Transmission will be included in the consolidated statements of operations from the date of acquisition, November 30, 2011. The assets and liabilities of Valley View Transmission are to be recorded at their respective estimated fair values as of the date of the acquisition using generally accepted accounting principles for business combinations. The fair value of the total consideration paid by all investors, including the Company, at the acquisition date was $4,573,430 for an 80.4% interest.  This indicated that the fair value of the entity was approximately $5,689,000.  The Company used a combination of the market and cost approaches, many unobservable level 3 inputs, to estimate the fair values of the Valley View assets acquired and liabilities assumed.

The following table summarizes the estimated fair values of Valley View Transmission’s assets acquired and liabilities assumed, effective November 30, 2011, the date the Company obtained control of Valley View:

Cash-- restricted and unrestricted	$2,921,800
Accounts receivable, net	52,300
Cash grant receivable	6,284,500
Other current assets	555,100
Property and equipment	16,410,600
Total identifiable assets acquired	26,224,300
Accounts payable and other liabilities	(2,496,800)
Accrued expenses	(130,800)
Construction payable	(4,704,800)
Short-term note payable	(2,588,200)
Derivative liability-interest rate swap	(1,007,300)
Long-term debt	(9,607,400)
Total liabilities assumed	(20,535,300)
Net assets acquired	$5,689,000

The assets of a consolidated VIE are used to settle the liabilities of that entity. The liabilities of a consolidated VIE do not have recourse to the general credit of the Company.

Prior to the November 2011 Transaction, the net book equity and fair value equity of this entity was approximately $395,000 and $1,122,000, respectively. As a result of obtaining control, as defined by VIE consolidation accounting guidance, the Company’s previously held equity interest in this entity was remeasured to an acquisition date fair value of approximately $532,000.  The Company will therefore recognize a one-time non-cash pre-tax gain of approximately $320,000 as a result of the remeasurement.  The gain is included in the consolidated statement of operations as a gain on previously held equity interest.

The Company has a 32.6% interest in the VIE, being the primary beneficiary, it consolidates this entity. The remaining outside interest of 67.4%, that is not classified outside of permanent equity as redeemable membership units, will be presented and classified in the consolidated financial statement as a noncontrolling interest.

Characterization of Acquisition of Valley View Transmission

On January 4, 2012, the Company filed a Current Report on Form 8-K describing in Item 1.01 thereof, the Company’s entry into a material definitive agreement with Juhl Valley View for the purchase of units of membership interests of Juhl Valley View as of November 29, 2011, which Juhl Valley View subsequently invested such subscription amounts into Valley View Wind Investors, which ultimately has a 99% financial interests and 49% governing interest in Valley View Transmission, which operates the Valley View Project.   At the time of filing of the Form 8-K, the Company did not deem the transaction to constitute the acquisition of a significant amount of assets reportable under Item 2.01 of Form 8-K, such that the Company’s investment in Juhl Valley View (and its ultimate investment in Valley View Transmission) would meet the conditions of a significant acquisition specified in Rule 3-05 of Regulation S-X.  Consequently, no financial statements were presented in Item 9.01 of the Current Report because the acquisition was not reported under Item 2.01.

During the preparation of our audit for the fiscal year ended December 31, 2011, financial information was identified upon which the basis the Company now deems the acquisition of the Valley View Wind Project to be a significant acquisition as defined in Rule 3-05(b)(2) of Regulation S-X whereby the Company’s investment exceeded the 20% threshold when comparing the Company’s proportionate share of the total assets of Valley View Transmission to the total consolidated assets of the Company as of the end of the most recently completed fiscal year at the time of the transaction.

As the acquisition constitutes a significant acquisition, the Company is amending its Current Report on Form 8-K filed on January 4, 2012, to include description of the investment in Juhl Valley View (and ultimately Valley View Transmission) in Item 2.01 hereof.  Since the transaction is reportable under Item 2.01, the Company is presenting financial statements for the year ended December 31, 2010 and pro forma combined financials at September 30, 2011.

The disclosure set forth under Item 1.01 of this Current Report is incorporated herein in its entirety by reference.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report is incorporated herein in its entirety by reference.

Item 9.01                       Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The audited financial statements of Valley View Transmission, LLC for the year ended December 31, 2010, and for the nine months ended September 30, 2011 and 2010 (unaudited) are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this current report.

(b)           Pro Forma Financial Information.

Our unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are incorporated herein by reference to Exhibit 99.3 to this Current Report, and are based on the historical consolidated financial statements of Juhl Wind, Inc. (including its subsidiaries) and Valley View Transmission, LLC, after giving effect to the acquisition transaction.  The unaudited pro forma condensed consolidated financial statements are presented as if the combination had taken place on January 1, 2010 for the statement of operation purposes and as of September 30, 2011 for balance sheet purposes.

In accordance with Accounting Standards Codification Topic 805 “Business Combinations” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements, Juhl Wind, Inc. is considered the acquirer for accounting purpose.

Reclassifications have been made to the Valley View Transmission, LLC historical financial statements to conform to the Juhl Wind, Inc.’s historical financial statement presentation.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of our consolidated results or financial condition that would have been reported had the purchase transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Juhl Wind, Inc.

(c)           Exhibits

The financial statements, pro forma financial condition and exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

2.1	Form of Subscription Agreement dated as of November 29, 2011 between Juhl Valley View, LLC and Juhl Wind Asset Investment, Inc. (1)

10.1	Form of Guaranty Agreement dated as of November 30, 2011 between Geo Investors Renewable Infrastructure Fund, L.P. and Juhl Wind, Inc. (1)

10.2	Form of Juhl Wind Valley View, LLC letter agreement for Pearl Nicholas Trust, dated November 29, 2011 (1)

10.3	Form of Juhl Wind Asset Investment, Inc. letter agreement with Pearl Nicholas Trust, dated as November 29, 2011 (1)

23.1	Consent of Hoffman & Brobst, PLLP

99.1	Juhl Wind, Inc., Press Release, dated December 21, 2011 (1)

99.2	Audited Financial Statements of Valley View Transmission, LLC for the year ended December 31, 2010

99.3
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011 and Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011 and the year ended December 31, 2010

(1)	Incorporated herein by reference to the exhibits included with the Company’s Current Report on Form 8-K dated January 3, 2012 and filed with the Securities and Exchange Commission on January 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2012	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President